UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2019

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of Principal Executive Offices)		(Zip Code)

(888) 393-8248

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SBRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Overview

On October 7, 2019, subsidiaries of Sabra Health Care REIT, Inc. (“Sabra”) completed an underwritten public offering of $350,000,000 aggregate principal amount of 3.90% senior notes due 2029 (the “2029 Notes”) pursuant to an indenture, dated May 23, 2013 (the “Base Indenture”), among Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Partnership”), Sabra Capital Corporation, a Delaware corporation (“Sabra Capital” and, together with the Partnership, the “Issuers”), Sabra, and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by a ninth supplemental indenture, dated October 7, 2019 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, Sabra, and the Trustee.

The net proceeds from the sale of the 2029 Notes were approximately $340.5 million, after deducting underwriting discounts and estimated offering expenses. The Issuers will use a portion of the net proceeds from the 2029 Notes offering to redeem all of the Issuers’ 5.375% senior notes due 2023 (the “2023 Notes”) and the remaining net proceeds to repay borrowings outstanding on the Partnership’s unsecured revolving credit facility. Prior to redeeming the 2023 Notes, the Issuers may temporarily use net proceeds designated for such redemption to repay borrowings outstanding on the Partnership’s unsecured revolving credit facility and/or invest in interest-bearing accounts and short-term, interest-bearing securities. As previously disclosed, on September 27, 2019, the Issuers delivered to Wells Fargo Bank, National Association, as trustee, an irrevocable notice of redemption for all of the outstanding 2023 Notes, which are redeemable at a cash redemption price of 101.792% of the principal amount being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date of October 27, 2019 (the “2023 Notes Redemption Date”).

Ninth Supplemental Indenture and the 2029 Notes

Interest and Optional Redemption. The 2029 Notes accrue interest at a rate of 3.90% per annum payable semiannually in arrears on April 15 and October 15 of each year, commencing on April 15, 2020. The 2029 Notes mature on October 15, 2029. The Issuers may redeem some or all of the 2029 Notes prior to July 15, 2029, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium (as described in the Ninth Supplemental Indenture). The Issuers may also redeem the 2029 Notes on or after July 15, 2029, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date.

Guarantee. The 2029 Notes are fully and unconditionally guaranteed on a senior unsecured basis by Sabra.

Co-Issuer. Sabra Capital’s obligations as a co-issuer of the 2029 Notes will be automatically released and discharged when Sabra Capital is not liable in respect of any obligations under the Issuers’ 2023 Notes and 4.80% senior notes due 2024 (the “2024 Notes”). On the 2023 Notes Redemption Date, Sabra Capital’s obligations under the 2024 Notes will be automatically released and discharged, thereby releasing its obligations as a co-issuer under the 2029 Notes.

Ranking. The 2029 Notes are senior unsecured obligations of the Issuers and rank senior in right of payment to all of the existing and future subordinated indebtedness of the Issuers and equal in right of payment with all other existing and future senior unsecured indebtedness of the Issuers, including indebtedness under the Fifth Amended and Restated Credit Agreement, dated as of September 9, 2019 (as amended, the “Credit Agreement”), by and among the Partnership, Sabra and the other parties thereto, and the Issuers’ outstanding senior unsecured notes. The 2029 Notes are effectively subordinated to all of the Issuers’ and Sabra’s secured indebtedness to the extent of the value of the assets securing such debt, including mortgage indebtedness, and are structurally subordinated to all indebtedness of any of Sabra’s subsidiaries (other than the Issuers). The guarantee by Sabra is a senior unsecured obligation of Sabra and ranks senior in right of payment to all existing and future subordinated indebtedness of Sabra and equal in right of payment with all existing and future senior unsecured indebtedness of Sabra, including the guarantees of obligations under the Credit Agreement and the Issuers’ outstanding senior unsecured notes. The guarantee by Sabra will be effectively subordinated to any secured indebtedness of Sabra, to the extent of the value of the assets securing such indebtedness, and is structurally subordinated to all indebtedness of any of Sabra’s subsidiaries (other than the Issuers).

Other Covenants. The Indenture contains other restrictive covenants that, among other things, limit the ability of Sabra and its subsidiaries (including the Issuers) to: (i) incur or guarantee unsecured indebtedness; (ii) incur or guarantee secured indebtedness; and (iii) merge or consolidate or sell all or substantially all of their assets. In addition, the Indenture requires Sabra and its subsidiaries to maintain Total Unencumbered Assets (as defined in the Ninth Supplemental Indenture) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness (as defined in the Ninth Supplemental Indenture) of Sabra and its subsidiaries on a consolidated basis. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2029 Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding 2029 Notes may become due and payable immediately.

The foregoing summary of the Indenture and the 2029 Notes is a summary only and is qualified in its entirety by reference to the Base Indenture, the Ninth Supplemental Indenture and the form of the 2029 Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 8.01.     Other Events.

2029 Notes Offering

The public offering of the 2029 Notes was registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (File No. 333-215574) filed with the Securities and Exchange Commission (the “SEC”) on January 17, 2017, as amended by the Post-Effective Amendment No. 1 filed with the SEC on May 21, 2019, a base prospectus, dated January 17, 2017, included as part of the registration statement, and a prospectus supplement, dated September 26, 2019, filed with the SEC on September 27, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, Sabra is filing as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K the opinions of Venable LLP and O’Melveny & Myers LLP regarding the validity of the 2029 Notes and the related guarantee by Sabra.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

4.1

Indenture, dated as of May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on May 23, 2013).

4.2

Ninth Supplemental Indenture, dated October 7, 2019, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 3.90% senior note due 2029 (included in Exhibit 4.2).

5.1	Opinion of Venable LLP.

5.2	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: October 7, 2019